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                    CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
           DIRECTOR, OFFICER AND SENIOR EXECUTIVE CO-INVESTMENT PLAN

1.        Purposes

The purposes of this Central European Media Enterprises Ltd. Director, Officer and Senior Executive Co-Investment Plan (the "Plan") are (a) to encourage certain select senior executives of Central European Media Enterprises Ltd. (the "Company") and its subsidiaries and key station managers to hold a meaningful amount of their liquid net worth in Common Stock of the Company and to invest personal capital in the Company, thereby encouraging such executive to think as owners of the Company with real risk of loss, as well as upside return, further aligning their interests with those of the Company and its shareholders and (b) to encourage and facilitate investment in and purchases of shares of the Company's Common Stock by such executives and key station managers and by the non-employee directors of the Company.

2.       Administration

The Plan shall be administered by the Compensation Committee of the Company's Board of Directors (the "Board"), or such other committee as shall be designated by the Board to administer the Plan, which shall consist of at least two directors of the Company chosen by the Board each of whom is a director of the Company who is both a "Non-Employee Director" with the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Committee"). Subject to the provisions of the Plan, the Committee shall possess the authority (a) to select the officers, employees and key station managers eligible to participate in the Plan ("Participants"); (b) to determine the period or periods during any year within which Participants may purchase stock from the Company under the Plan; (c) establish rules and procedures under the Plan requiring prior notice by Participants of the number of shares to be purchased and the proposed date of such purchase; (d) to determine and to set the terms and conditions of all loans under the Plan for the purchase of stock and the loan documentation relating thereto, including any pledges of the Common Stock acquired under the Plan; (e) to interpret the Plan; (f) to make and amend rules and regulations relating to the Plan and;
(f) to make all other determinations necessary or advisable for the administration of the Plan. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the maximum extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon all Participants and any person claiming under or through any Participant or any non-employee director who has purchased shares from the Company pursuant to the Plan. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award granted hereunder.

3.       Eligible Participants

The most senior corporate executives and key station managers of the Company and its subsidiaries selected by the Committee shall be eligible (i) for loans from the Company to facilitate purchases of Class A Common Stock of the Company pursuant to the Plan and (ii) to purchase shares of the Company's Class A Common Stock from the Company pursuant to the Plan. The Company's non-employee directors, for these purposes including the Chairman and Vice Chairman so long as such person receives no compensation for his services to the Company other than as a non-executive Chairman or Vice Chairman, as the case may be (each, a "non-employee director") shall be eligible to purchase shares of the Company's Class A Common Stock from the Company pursuant to the Plan in order than such non-employee directors might meet any share purchase requirements related to any option grants the Company may make to such persons, but non-employee directors shall not be eligible for loans under the Plan to purchase such shares.

4.       Maximum Amount of Loans

The maximum aggregate principal amount of all loans made pursuant to the Plan outstanding at any time may not exceed US$2,000,000. The maximum aggregate principal amount of all loans outstanding at any time made to any individual may not exceed such individual's annual base salary at the time any such loan is made.


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5.       Terms and Conditions of Loans

If a Participant purchases shares of the Class A Common Stock of the Company in the open market or from the Company pursuant to the Plan, other than pursuant to the exercise of a stock option, (the "Matched Shares"), the Company may, make a matching loan to such Participant not to exceed the Fair Market Value (as defined below) of the Matched Shares, the proceeds of such loan to be used by such Participant to purchase additional shares of Class A Common Stock (either in the open market or from the Company pursuant to the Plan). Any such loan shall be subject to any limitations imposed by law. The Committee shall establish the terms and conditions of the loans, which shall be secured by a pledge of the shares of' Class A Common Stock purchased with the proceeds thereof. The loans may be non-recourse (other than to the pledged shares) or, if so determined by the Committee at the time such a loan is made, partially or fully recourse. Shares purchased with the proceeds of a loan may, not be sold until the Participant's employment with the Company is terminated or after seven years, whichever period is shorter, unless the Committee shall have consented to an earlier sale. Any such loans will bear interest at the 7-year Treasury Note rate in effect at the time of the loan. and interest shall be due at the end of each calendar year.

Any such loan shall not have a maturity that is later than the earliest of:
(a) the expiration of 7 years from the date the loan is made; (b) termination of the Participant's employment for any reason other than death or disability;
(c) one year after termination of the Participant's employment by reason of death or disability; and (d) a Participant's sale of Matched Shares (in which case the loan shall become due on a pro rata basis with the Matched Shares sold).

A Participant will be required to apply 25% of his or her annual cash bonus, or such higher figure as the Committee determines, to repay the principal of any such loan.

Any such loan shall have such other terms and conditions as the Committee determines, and shall be evidenced by a promissory note and pledge agreement in form and substance satisfactory to the Committee.

6.       Terms and Conditions of Stock Purchases

Participants and non-employee directors shall be eligible to purchase shares of Class A Common Stock from the Company under the Plan. The Committee shall determine the maximum number of shares that may be sold under the Plan in any year to any Participant or non-employee director. Notwithstanding the foregoing, a non-employee director shall not be eligible to purchase an aggregate number of shares of Class A Common Stock from the Company under the Plan that exceeds the sum of (a) the number of shares subject to outstanding stock options previously granted by the Company to such non-employee director plus (b) 25,000.

The purchase price for each share of Class A Common Stock to be sold pursuant to the Plan shall be the average of the Fair Market Value of a share of Class A Common Stock over the 10 day period following the effective date of any notice delivered by such purchaser to so purchase shares of Class A Common Stock. As used herein, "Fair Market Value" shall be the mean between the high and the low trading prices of the Company's Class A Common Stock on any create of determination as reported on the Nasdaq National Market System (or such other recognized market or quotation system on which the trading prices of the Class A Common Stock are reported at such time).

7.       Adjustment of Shares

In the event of any change in the Class A Common Stock of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares which thereafter are subject to purchase under the Plan shall be adjusted automatically, consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

8.       No Right to Employment


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The Plan and any awards under the Plan shall not confer upon any director any right with respect to continuance as a director of the Company, nor shall they interfere in any way with any right the Company or any subsidiary may have to terminate an individual's service to the Company or such subsidiary at any time.

9.       Term of the Plan; Amendment; Modification

The Plan shall commence on the date it is approved by the Company's shareholders and shall terminate on the tenth anniversary of such date. Notwithstanding the foregoing, the Board of Directors may terminate the Plan at any time. The Plan may be amended or modified by the Board of Directors, provided that Board shall not be authorized, without the approval of the Company's shareholders, to (a) increase the number of shares of Class A Common Stock that can be sold under the Plan, (b) reduce the purchase price of a share of Class A Common Stock sold under the Plan below its Fair Market Value, or (c) increase the principal amount of loans that may be outstanding at any time. No amendment, modification or termination of the Plan shall adversely affect the right of any participant under any existing loan without the written consent of the participant.

10.      Governing Law

This Plan shall be construed and enforced according to the laws of Bermuda.